EXHIBIT 99.1
Trident Microsystems Announces Delay in Filing its Annual Report on Form 10-K
Monday September 11, 5:00 am ET
SANTA CLARA, Calif., Sept. 11 /PRNewswire-FirstCall/ — Trident Microsystems, Inc. (Nasdaq: TRID - News) a leading provider of digital TV technology for the consumer digital video marketplace, today announced that it will not be in a position to timely file its Annual Report on Form 10-K for its fiscal year ended June 30, 2006 (“Fiscal 2006”), which is due on September 13, 2006.
As previously disclosed, Trident Microsystems Board of Directors has established a special committee consisting of independent members of the Board who have not previously been members of the compensation committee to conduct an internal investigation of the company’s practices in administering stock option grants and the related accounting. As announced on July 26, 2006, as a result of the special committee’s investigation, the company reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants issued in the past may have differed from the recorded grant dates of such awards, which may result in additional charges to Trident Microsystems for stock-based compensation expenses that could be material to either: i) individually previously filed annual or interim financial statements or ii) in aggregate to the Fiscal 2006 financial statements.
The special committee is continuing its investigation, the scope of which has expanded to include 14 years of options history for both Officers and Directors as well as employees. As a result the company has not yet determined the exact magnitude of the additional expenses to be incurred or the specific periods affected. However based on the preliminary findings, the Company expects to record additional non-cash charges for stock-based compensation expense and believes, but has not yet concluded, that it is likely that the Company will need to restate its historic GAAP financial statements for at least some periods. Accordingly, the Company will not be in a position to file its Annual Report on Form 10-K for Fiscal 2006 until the Special Committee has reported the results of its investigation to the Board of Directors and the Company determines, based on such results, the amount of the associated non-cash compensation charges. Based upon that information, a final conclusion can then be reached as to the materiality of the non-cash charges to both the previously issued financial statements and the company’s Fiscal 2006 financial statements and a determination made as to the need to restate previously issued financial statements. While it is difficult to predict any time table at this time, in terms of process — the Company believes that the Special Committee may be substantially complete within the next one to two months. The Company stated that once the Special Committee’s work is substantially done, the Company’s Board and its external auditors will need a minimum of three to four additional weeks to review the results of the Special Committee’s investigation and potentially perform additional audit procedures. Once that review and those procedures, if any, are complete the Company will be in a position to file its Annual Report for fiscal 2006.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for HDTV, LCD TV, PDP TV, DLP TV, and DCRT. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company’s web site: http://www.tridentmicro.com.
Forward Looking Statements
The press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Trident Microsystems’ expected financial performance, as well as its ability to timely file periodic reports. The Company’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Trident Microsystems and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the timing and results of the Special Committee investigation, 2) the impact related to the expensing of stock options and stock purchases under the Company’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of the likely restatement referred to above, 3) the additional risks and important factors described in Trident Microsystems’ SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2005, and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of the date above, and Trident Microsystems undertakes no duty to update this information.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.